Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No 333 – 157288) pertaining to the Patriot Coal Corporation 401(k) Retirement Plan of our report dated June 28, 2011, with respect to the financial statements and schedule of the Patriot Coal Corporation 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

St. Louis, Missouri

June 28, 2011